UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2012

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2012, DreamWorks Animation SKG, Inc. (the “Company”) and DreamWorks Animation Home Entertainment, Inc. entered into a binding term sheet (the “Distribution Agreement”) with Twentieth Century Fox Film Corporation (“Twentieth Century Fox”) and Twentieth Century Fox Home Entertainment, LLC (together with Twentieth Century Fox, “Fox”), pursuant to which the Company has agreed to license Fox certain exclusive distribution rights and exclusively engage Fox to render fulfillment services with respect to certain of the Company’s animated feature films and other audiovisual programs. The Distribution Agreement sets forth binding terms and conditions for such distribution rights and fulfillment services, which will be further elaborated on in the definitive agreements to be negotiated and executed among the parties.

Under the Distribution Agreement, the Company has agreed to license Fox the exclusive right to distribute, and has engaged Fox to service, in each case on a worldwide (excluding China) basis, the following animated feature films and other audiovisual programs: (i) the Company’s animated feature films that the Company elects to initially theatrically release during the five-year period beginning on January 1, 2013 (such five-year period, the “Output Term”) and with respect to which the Company owns substantially all of the relevant distribution rights (each, a “Qualified Picture”), (ii) motion pictures that would be Qualified Pictures but for the fact that the Company does not own substantially all of the relevant distribution rights, which the Company offers Fox the right to distribute and service and Fox agrees to distribute and service (each, an “Optional Picture”), (iii) the Company’s animated feature films that were theatrically released by the Company prior to January 1, 2013 if and when such films cease being subject to third-party distribution rights at any point during the Output Term (each, an “Existing Picture”), (iv) as determined by the Company in its sole discretion, audiovisual programs currently contemplated to be acquired by the Company as part of its pending acquisition of Boomerang Media Holdings II, LLC (each, a “Classic Media Picture”) and (v) as determined by the Company in its sole discretion, other audiovisual programs produced or acquired by the Company that are not Qualified Pictures, Optional Pictures, Classic Media Pictures, Existing Pictures or live-action or hybrid feature-length theatrical motion pictures (each, an “Other Picture”). Each motion picture with respect to which rights are licensed to (and serviced by) Fox under the Distribution Agreement is herein called a “Licensed Picture”.

The rights licensed to, and serviced by, Fox do not include the following rights that the Company retains and may freely exploit: (i) all forms of television, all forms of video on demand (excluding transactional video on demand) and other digital rights (other than electronic sell-through/download-to-own) in the United States and Canada (provided that Fox will have the first opportunity to exploit such rights if the Company elects to distribute such rights through a third party), (ii) television and subscription video on demand rights licensed pursuant to pre-existing deals or deals pending as of the date of the Distribution Agreement in certain international territories, (iii) any other rights necessary for the Company to sell content directly to consumers through digital “storefronts” owned or controlled by the Company and (iv) certain other retained rights, including subsequent production, commercial tie-in and promotional rights (which Fox may exploit on a non-exclusive basis under certain conditions) and certain other ancillary rights.

The rights licensed to, and serviced by, Fox for all Licensed Pictures will terminate on the same date, which will be the date that is one year after the initial home video release date in the United States of the last Licensed Picture theatrically released by Fox during the Output Term, unless terminated earlier in accordance with the terms of the Distribution Agreement, subject to extension in the case of certain television license agreements entered into by Fox prior to or during the Output Term and approved by the Company.

The Distribution Agreement provides that Fox will be entitled to a distribution fee or services fee of 8% on all gross receipts and home video gross receipts, except in connection with the following rights for which the fee will be 6%: (i) pay television in the United States and/or Canada that the Company elects to license to Fox and pay television outside the United States and Canada under certain output agreements entered into by Fox and (ii) all forms of video-on-demand (other than attendant subscription video-on-demand included in existing pay television output agreements).

Fox will be responsible for advancing all expenses related to the exhibition, exploitation, use and distribution of each Licensed Picture and all expenses related to home video distribution and fulfillment services. Fox will be entitled to recoup all such distribution expenses and home video fulfillment expenses, and in each case will be financially responsible for such expenses in a manner to preserve the Company’s net accounting treatment with respect to its existing recognition of revenues pursuant to the Distribution Agreement. Fox will also be granted a contractual television participation right with respect to each of the Qualified Pictures, which will be calculated and paid only if the ultimates statement prepared by the Company for a given Qualified Picture indicates that Fox will not fully recoup the relevant distribution expenses and home video fulfillment expenses from the projected gross receipts and home gross receipts for such Qualified Picture. Fox will pay the Company in a manner generally consistent with the Company’s publicly available precedent. Fox has also agreed to provide the Company with additional services and pay the Company an annual cost reimbursement amount during the term of the Distribution Agreement.

Fox has agreed to advertise, promote and distribute the Licensed Pictures and provide the quality, level, priority and quantity of distribution support and services in connection therewith, at least comparable to the support and services provided in connection with the three most recent wide-release Company pictures released by Fox and, if applicable, a higher standard, on a non-discriminatory basis as compared to Fox’s own comparable motion pictures, taking into account certain factors. Fox is obligated to release, distribute and service the Licensed Pictures in all media, territories and formats designated by the Company (unless Fox rejects an offered Classic Media Picture or Other Picture because it is not economically viable for it to distribute, in which case the Company can itself distribute or have any third party distribute such Classic Media Picture or Other Picture). Fox is also obligated to expend a minimum amount in connection with the distribution and servicing of the Qualified Pictures generally consistent with the Company’s precedent. The Company will have all approvals and controls over the exploitation of the Licensed Pictures as are generally consistent with its publicly available precedent, as will be more fully described in the definitive agreements.

The Distribution Agreement is subject to termination by either party in the event that the Company experiences a “DWA Change in Control”. For purposes of the Distribution Agreement, “DWA Change in Control” is defined as (i) the acquisition of beneficial ownership of more than 35% of the outstanding equity securities of the Company by a media company in the audio-visual content distribution business (a “Media Company”), (ii) the sale or other transfer of all or substantially all of the Company’s property, business or assets or of its motion picture division to a Media Company and (iii) any merger, consolidation, share exchange or other similar transaction between the Company and a Media Company, the result of which is that the applicable Media Company owns at least 35% of the voting power of the outstanding voting securities of the resulting combined entity. In order to terminate the Distribution Agreement, either party must deliver written notice to the other party within 90 days of such DWA Change in Control, which notice must specify a termination date no earlier than one year following the date of such notice.

Item 8.01.	Other Events.

On August 20, 2012, the Company issued a press release announcing the execution of the Distribution Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on August 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: August 23, 2012	By:	/s/ Andrew Chang
Name: Andrew Chang
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by DreamWorks Animation SKG, Inc. on August 20, 2012.